Exhibit 10.2

Compensation of Joseph S. Borbely

Annual Base Salary:	$400,000 commencing on April 1, 2015, subject to increase at the discretion of the Compensation Committee.

Bonus:	Mr. Borbely is entitled to participate in the Senior Management Bonus Program.